EXHIBIT 99.1

Maxim Announces Reverse Stock Split and Name Change Effective Today, August 5, 2009

THE WOODLANDS, Texas, Aug. 5, 2009 (GLOBE NEWSWIRE) -- Robert D. Johnson, the Company's Chairman & CEO, proudly announces that effective with the open of business today, August 5, 2009, the previously announced ten-for-one reverse stock split and name change for Maxim TEP, Inc. will take effect. As approved by the Shareholders and FINRA, the Company's name has been changed to Conquest Petroleum Incorporated. In connection with the 10-for-1 reverse stock split and name change, the new trading symbol has been changed from (OTCBB:MTIM) to (OTCBB:CQPT).

The new capitalization will be 16,743,028 shares of common stock and 545,454 shares of preferred stock. Robert D. Johnson, the Company's Chairman & CEO, stated, "This is exciting news and will provide the Company with the opportunity to attract equity and debt capital to further the Company's Business Plan."

CONTACT:  Conquest Petroleum Incorporated
          Deborah C. Sargeant, Corporate Controller
          281-466-1530
          dsargeant@maximtep.com